Exhibit 4.63

THIS LOAN AGREEMENT made this 11th February, Two Thousand and Fifteen.

BETWEEN :

(I)	CHINA METRO-RURAL HOLDINGS LIMITED ( ), a company incorporated in the British Virgin Islands whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and is listed on the NYSE MKT under the ticker symbol “CNR” (“the Borrower”);

(II)	[Not disclosed in this translation] (“the Lender”)

WHEREAS :-

The Borrower is desirous of borrowing an unconditional and unsecured fixed term loan from the Lender for business purpose and the Lender has agreed to advance a loan of 13 Million Hong Kong Dollars only (“the Loan”) to the Borrower effective from February 11, 2015 (“the Date of the Advance”) upon the Borrower entering into the covenants and obligations hereinafter contained.

NOW IT IS HEREBY AGREED by the parties hereto as follows :-

1.	REPAYMENT

1.1	Subject to and without prejudice to other provisions, terms or conditions herein contained the BORROWER hereby COVENANTS with the Lender that the Borrower shall repay the Lender in full the Loan within Three calendar months from the Date of Advance (“Maturity Date”) with interest at 6% per annum, with effect from the Date of the Advance until payment.

1.2	Interest of the Loan is to be compounded on an annual basis, payable on the Maturity Date of the Loan.

1.3	Early repayment can be made after anytime from the Date of the Advance with no additional interest and penalty.

1.4	If late or default in payment of loan or interest, 2% penalty calculated on monthly basis will be applied to the loan and overdue interest until payment.

2.	TRANSFER

This Agreement may be assigned or transferred in whole only by the Lender and the Borrower shall upon receipt of the notice of such assignment or transfer facilitate any such assignment or transfer of the Agreement.

3.	GOVERNING LAW AND JURISDICTION

3.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong S.A.R.

3.2	The Borrower agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong S.A.R. and irrevocably submits to the non-exclusive jurisdiction of such courts.

4.	DECLARATION

The Lender hereby DECLARE that the Lender had sought independent legal advice in respect of this transaction and the contents of this Agreement.

IN WITNESS whereof the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by Sio Kam Seng	)
For and on behalf of	)
CHINA METRO-RURAL HOLDINGS LIMITED	)
( ),
the Borrower in the presence of :-

SIGNED by	)
[Not disclosed]	)
the Lender in the presence of :-)

Dated : 11th February 2015

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CHINA METRO-RURAL HOLDINGS LIMITED ( )

and

[Not disclosed]

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LOAN AGREEMENT

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